SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 1, 1995

                                 Allwaste, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-11016                                          74-2427167
(Commission File Number)                      (IRS Employer Identification No.)

               5151 San Felipe, Suite 1600, Houston, Texas 77056
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (713) 623-8777

          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 1, 1995, Allwaste, Inc., a Delaware corporation ("Allwaste") and sole stockholder of ARI Glass Newco, Inc., a Delaware corporation ("Newco"), sold 100% of the issued and outstanding capital stock of Newco to the Buyer (as hereinafter defined), pursuant to that certain Stock Purchase Agreement dated July 19, 1995 (the "Agreement"), among Allwaste, Equus Acquisition Company, a Delaware corporation ("Equus Acquisition"), Equus Borrowing Company, a Delaware corporation ("Equus Borrowing," together with Equus Acquisition, the "Buyer"), and Equus II Incorporated, a Delaware Corporation ("Equus"). Pursuant to the terms of the Agreement, the Buyer paid to Allwaste aggregate consideration of $57,110,000, consisting of (i) $42,500,000 in cash, (ii) the issuance of 8,000,000 shares of the Series A Preferred Stock, par value $.001 per share, of Equus Acquisition, which shares bear a dividend of $.07 and are redeemable at Allwaste's request at any time after September 1, 2002, and (iii) the issuance of a 12% Subordinated Note due 2002, in the original principal amount of $6,610,000, payable by Equus Acquisition (collectively, the "Consideration"). In addition, Equus Acquisition issued to Allwaste a Stock Purchase Warrant dated September 1, 1995 (the "Warrant"), pursuant to which Allwaste has the right to purchase 2,153,846 shares of Equus Acquisition common stock, par value $.001 per share (the "Common Stock"), which shares represent 35% of the Common Stock. It is anticipated that within 45 days of the Closing (as defined in the Agreement), Allwaste will transfer to members of the Equus Acquisition management group stock purchase warrants to purchase up to an aggregate of 184,615 shares, or approximately 3%, of the Common Stock.

         Pursuant to the terms of the Agreement, Allwaste may be entitled to receive as additional consideration a presently indeterminate amount of cash in the event the Equus Group (as defined in the Agreement) achieves certain levels of IRR (as defined in the Agreement) on the Equus Group Investment (as defined in the Agreement). The Consideration is also subject to certain post-closing adjustments (as described in the Agreement) for fluctuations in the Working Capital (as defined in the Agreement) of Newco and its wholly-owned subsidiaries: Allwaste Recycling, Inc., a Delaware corporation; Mid-Way Cullet, Inc., a Michigan corporation; and Biola Recycling, Inc., a California corporation (collectively, the "Companies").

         Pursuant to the Agreement, Allwaste and its affiliates (other than the Companies) agreed, for a period of three years from the Closing Date (September 1, 1995), not to engage or invest in any Competing Business (as defined in the Agreement) or solicit or divert customers or clients of the Companies. Allwaste further agreed not to hire or solicit for hire any employee of the Buyer or the Companies for a period of three years from the Closing Date.

         In connection with the Agreement, Equus Acquisition, Equus and Allwaste entered into that certain Registration Rights Agreement dated September 1, 1995 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, Equus Acquisition granted registration rights to Allwaste with respect to the shares of Common Stock acquirable pursuant to the terms of the Warrant. These registration rights permit Allwaste, either on its own or in concert with Equus, to demand that Equus Acquisition register its shares of the Common Stock under the Securities Act of 1933, as amended (the "Act"), such demand rights being exercisable on the earlier of September 1, 1997 or the consummation of an Initial Public Offering (as defined in the Registration Rights Agreement) and expiring on September 1, 2005. The

                               Page 2 of 4 Pages

Registration Rights Agreement also grants Allwaste and the other stockholders of Equus Acquisition piggyback registration rights that allow Allwaste and such stockholders to participate in the first five public offerings initiated by Equus Acquisition, subject to certain limitations and conditions set forth therein.

         Pursuant to the Agreement, Allwaste entered into that certain Stockholders' Agreement dated September 1, 1995, with Equus Acquisition and Equus (the "Stockholders' Agreement"), pursuant to which Allwaste and the other stockholders of Equus Acquisition agreed to certain restrictions on the transfer of securities of Equus Acquisition. The Stockholders' Agreement also grants Allwaste and the other stockholders preemptive rights to acquire additional shares of the Common Stock of Equus Acquisition. Allwaste, Equus and Equus Acquisition also entered into that certain Voting Agreement dated September 1, 1995 (the "Voting Agreement"), pursuant to which each stockholder of Equus Acquisition agreed to vote all shares of Common Stock held by such stockholder to elect certain designated members to the Board of Directors of Equus Acquisition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS FOR ACQUIRED COMPANIES.

    Not applicable.

(b) PROFORMA FINANCIAL INFORMATION.

         AT THIS TIME IT IS IMPRACTICABLE TO PROVIDE THE PROFORMA FINANCIAL INFORMATION REQUIRED PURSUANT TO ARTICLE 11 OF REGULATION S-X; THEREFORE, ALL REQUIRED PROFORMA FINANCIAL INFORMATION WILL BE FILED WITH THE COMMISSION NO LATER THAN NOVEMBER 15, 1995.

                                    EXHIBITS

2.1 Stock Purchase Agreement dated July 19, 1995, by and among Allwaste, Inc., Equus Acquisition Company, Equus Borrowing Company, and Equus II Incorporated (without exhibits).

                               Page 3 of 4 Pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALLWASTE, INC.

                         By:  /s/  WILLIAM L. FIEDLER
                                   William L. Fiedler,
                                   VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
Date: September 15, 1995

                               Page 4 of 4 Pages

                                 EXHIBIT INDEX

EXHIBIT NUMBER AND DESCRIPTION                                           PAGE
------------------------------                                           ----

2.1 Stock Purchase Agreement dated July 19, 1995, by and among
    Allwaste, Inc., Equus Acquisition Company, Equus Borrowing
    Company, and Equus II Incorporated.